CSW ENERGY
                        LETTERS OF CREDIT AND GUARANTEES



                    FEES    FEES   REFERENCE
PROJECT  *  AMOUNT   PD   PAYABLE   NUMBER    MATURITY
-------  -  ------   --   -------   ------    --------

NONE OUTSTANDING AS OF JUNE 30, 1998.



BENEFICIARY  OBLIGOR  PURPOSE  AUTHORITY
-----------  -------  -------  ---------

NONE OUTSTANDING AS OF JUNE 30, 1998.




*  G   - Guarantee